Company                                  Symbol

Abitibi-Consolidated Inc                 A
ACE Aviation Holdings Inc.               ACE
Agnico-Eagle Mines Limited               AGE
Alcan Aluminium Limited               AL-WLA-VLA
ATI Technologies Incorporated            ATY
Ballard Power Systems Inc.               BLD
Bank of Montreal                     BMO-WBM-VBM
Bank of Nova Scotia (The)            BNS-WBQ-VBQ
Barrick Gold Corporation             ABX-WBA-VBA
BCE Inc.                             BCE-WBC-VBC
Biovail Corporation                      BVF
Bombardier Inc.                      BBD-WBB-VBB
Brascan Cl. A                            BNN
CAE Inc.                                 CAE
Cameco Corporation                       CCO
Canadian Imperial Bank of Commerce    CM-WCO-VMC
Canadian National Railway Company        CNR
Canadian Natural Resources Limited       CNQ
Canadian Pacific Railway Limited         CP
Canadien Pacific Ships                   TEU
Celestica Inc.                       CLS-WSL-VLS
CGI Inc. (Group)                         GIB
Cognos Inc.                              CSN
Dofasco Inc.                             DFS
Emergis Inc.                             EME
EnCanaCorporation                    ECA-WEC-VEC
Fairmont Hotels and Resorts              FHR
Falconbridge Limited                     FL
Goldcorp Inc.                            G
IAMGold Corporation                      IMG
Imperial Oil Limited                     IMO
Inco Limited                          N-WNI-VNI
JDS Uniphase Canada Ltd.                 JDU
Kinross Gold                          K-WKK-VKK
Loblaw Companies Ltd.                    L
Magna International Inc                  MG
Manitoba Telecom Services Inc.           MBT
Manulife Financial Corporation           MFC
MDS Inc.                                 MDS
Meridian Gold                            MNG
Molson Inc. Cl. A                        MOL
National Bank of Canada               NA-WNA-VNA
Neurochem Inc.                           NRM
Nexen Inc.                               NXY
Noranda Inc.                         NRD-WRD-VRD
Nortel Networks Corporation           NT-WNT-VNT
NOVA Chemicals Corporation               NCX
Open Text Corp.                          OTC
Pan American Slvr                        PAA
Petro-Canada                             PCA
Placer Dome Inc.                     PDG-WDP-VDP
Precision Drilling Corporation           PD
QLT Phototherapeutics Inc.               QLT
Quebecor World SV                        IQW
Research in Motion Limited               RIM
Rogers Communications Inc.               RCI
Royal Bank of Canada                  RY-WYR-VRY
Shaw Comm. Cl. B                         SJR
Sierra Wireless                          SW
Sun Life Financial                       SLF
Suncor Energy Inc.                       SU
Talisman Energy Inc.                     TLM
Teck Cominco Limited Cl. B               TEK
TELUS Corporation                        T
The Jean Coutu Group (PJC) Inc.          PJC
Thomson Corporation (The)                TOC
Toronto-Dominion Bank (The)           TD-WTD-VTD
TransAlta Corporation                    TA
TransCanada PipeLines Ltd.               TRP
TXS Group Inc.                           X
Westjet Airlines Ltd.                    WJA
XEG Options on the iUnits
S&P/TSX Capped Energy Index Fund         XEG
XFN Options on the iUnits
S&P/TSX Capped Financial Index Fund      XFN
XGD Options on the iUnits
S&P/TSX Capped Gold Index Fund         XGD-XGL
XIT Options on the iUnits
S&P/TSX Capped Information
Technology Index Fund                    XIT


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